UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 7, 2011

SVB Financial Group

(Exact name of registrant as specified in its charter)

Delaware	000-15637	91-1962278
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3003 Tasman Drive, Santa Clara, CA 95054-1191

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (408) 654-7400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.142-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

SVB Financial Group (the “Company”) is reporting the following information in compliance with applicable Nasdaq disclosure rules:

Information about the record dates, payment dates and payment amounts with respect to the quarterly distributions on the Company’s 7% Cumulative Trust Preferred Securities due 2033 (NASDAQ: SIVBO) is available on the Company’s website, www.svb.com, under “Investor Relations – Stock Information – Dividends and Stock Split History — SIVBO.” These trust preferred securities were issued by SVB Capital II, a statutory trust formed by the Company, in October 2003.

The contents of the Company’s website are not incorporated herein to this report by reference and the website address provided is intended to be an inactive textual reference only. Additionally, the information contained in this report is intended to be “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 7, 2011	SVB FINANCIAL GROUP

	By:	/s/ KAMRAN HUSAIN
	Name:	Kamran Husain
	Title:	Chief Accounting Officer and Principal Accounting Officer